Exhibit 99.1

SIGA Announces Appointment of Diem Nguyen, Ph.D., MBA, as New Chief Executive Officer

January 22, 2024 at 7:30 AM EST

NEW YORK, Jan. 22, 2024 (GLOBE NEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today announced that Diem Nguyen, Ph.D., will join the Company as chief executive officer (CEO), effective January 27, 2024, and will also be appointed to the Company’s Board of Directors. SIGA’s current CEO, Dr. Phil Gomez, will retire from SIGA on January 26, 2024.

“The appointment of Diem Nguyen as our new CEO marks a significant milestone for SIGA as we continue to expand our partnerships with governments across the world in global health security initiatives and medical countermeasure preparedness,” said Joseph (Chip) Marshall, chair of the Nominating and Corporate Governance Committee of the Company’s Board of Directors. “Diem’s scientific expertise and proven leadership in driving commercial strategies and managing diverse portfolios makes her a strong addition to the SIGA team as the company plans for many important milestones and additional global business development in the years ahead.”

As CEO, Dr. Nguyen will lead SIGA’s ongoing efforts in the development, manufacture and global distribution of antiviral therapies for the treatment of infectious diseases including smallpox, mpox, and other diseases associated with orthopox viruses. Additionally, she will represent SIGA in engagements with government partners in the U.S. and internationally, playing a pivotal role in securing new contracts and partnerships.

“I am very pleased to join SIGA to help support the advancement of critical global health solutions including TPOXX for treatment of orthopox diseases such as mpox,” said Dr. Nguyen. “SIGA’s unwavering commitment to developing antiviral therapies for infectious diseases and other global health threats aligns strongly with my professional interests in addressing significant areas of global risk and unmet needs in healthcare. I look forward to working with the team as we advance SIGA’s mission of ensuring the availability of essential therapies worldwide.”

Dr. Nguyen joins SIGA from Xalud Therapeutics, a clinical stage biotechnology company developing treatments for inflammatory diseases, including pain associated with osteoarthritis, and neurodegenerative diseases, where she served as CEO. Prior to Xalud, Dr. Nguyen served as executive vice president of biopharma at PPD Inc., a leading global clinical research organization providing integrated drug development services. From 2009-2018, she served in several roles at Pfizer including global president, Americas, Pfizer Essential Health, where she was responsible for diverse commercial businesses in the U.S., Latin America, Canada, and Puerto Rico representing more than $11 billion in annual revenue. She earned a Ph.D. in biochemistry and molecular genetics at the University of Virginia, as well as an M.B.A. from Darden Graduate School of Business Administration.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Administration for Strategic Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development including securing new contracts and partnerships. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the 19C BARDA Contract (the “BARDA Contract”), not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, the current Department of Defense procurement contract or PEP Label Expansion R&D Contract (as defined in SIGA’s Form 10-Q for the quarter ended September 30, 2023) are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xv) risks associated with responding to the current monkeypox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Media Contact
Holly Stevens, Berry & Company
hstevens@berrypr.com

Source: SIGA Technologies Inc.